SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2003

Centex Construction Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1 Amended/Restated Agreement & Plan of Merger
EX-2.2 Amended/Restated Distribution Agreement
EX-99.1 Form of Stockholders' Rights Plan
EX-99.2 Press Release

     On July 22, 2003, Centex Construction Products, Inc. (the “Company”) filed a Current Report on Form 8-K, dated July 21, 2003, reporting that (i) Centex Corporation (“Centex”), ARG Merger Corporation, a wholly owned subsidiary of Centex, and the Company had entered into an Agreement and Plan of Merger (the “Merger Agreement”) and (ii) Centex and the Company had entered into a Distribution Agreement (the “Distribution Agreement”), in order to facilitate the distribution (the “Distribution”) by Centex of its entire equity interest in the Company to the holders of Centex’s common stock, par value $.25 per share, in a tax-free transaction. This Current Report on Form 8-K/A amends the previously filed Form 8-K as described below. Unless otherwise defined in this Form 8-K/A, capitalized terms used herein shall have the meanings ascribed to them as set forth in the Amended and Restated Agreement and Plan of Merger, filed as an exhibit hereto.

Item 5. Other Events and Regulation FD Disclosure.

     Amended and Restated Merger Agreement

     Effective as of November 4, 2003, the parties to the Merger Agreement amended and restated the Merger Agreement to, among other things, (i) provide for the change of the Company’s name from Centex Construction Products, Inc. to “Eagle Materials Inc.” as set forth in the Company’s proposed Restated Certificate of Incorporation and (ii) to amend and restate the Company’s proposed Restated Certificate of Incorporation to provide for 50,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock (and 5,000,000 shares of preferred stock). The revised forms of the proposed Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached as exhibits to the Amended and Restated Agreement and Plan of Merger. The Company is hereby filing as Exhibit 2.1 to this Form 8-K/A the Amended and Restated Agreement and Plan of Merger, dated as of November 4, 2003

     Amended and Restated Distribution Agreement

     Effective as of November 4, 2003, the parties to the Distribution Agreement amended and restated the Distribution Agreement to, among other things, (i) provide for the change of the Company’s name from Centex Construction Products, Inc. to “Eagle Materials Inc.” as set forth in the Company’s proposed Restated Certificate of Incorporation, (ii) provide for the changes in the Company’s authorized capital stock as now contemplated in the Company’s proposed Restated Certificate of Incorporation, (iii) revise the definitions of the Administrative Services Agreement and the Intellectual Property Agreement as these documents have now been included as exhibits to the amended Distribution Agreement, (iv) eliminate the reference to the Sublease Agreement as such agreement is no longer contemplated by the parties to the Distribution Agreement, (v) amend the termination provisions of the Distribution Agreement, and (vi) attach as exhibits to the Distribution Agreement the proposed forms of the Administrative Services Agreement and Intellectual Property Agreement, to be executed by the Company and Centex when the Distribution is completed. The Company is hereby filing as Exhibit 2.2 to this Form 8-K/A the Amended and Restated Distribution Agreement, dated as of November 4, 2003.

     Stockholders’ Rights Plan

     On October 30, 2003, the Board of Directors of the Company approved a Stockholders’ Rights Plan (the “Stockholders’ Rights Plan”), which the Company is hereby filing as Exhibit 99.1 to this Form 8-K/A. The Stockholders’ Rights Plan will not become effective until it is approved by the stockholders of the Company at a special meeting of stockholders, currently contemplated to be held in December 2003.

     Press Release

     The Company is hereby filing as Exhibit 99.2 to this Form 8-K/A, a press release, dated November 5, 2003, announcing an increase in the Company’s annual cash dividend from $0.20 per share to $1.20 per share (representing an increase in the regular quarterly cash dividend from $0.05 to $0.30 per share), effective upon the completion of the Distribution. The Company also announced that it currently anticipated that the reclassification and the Distribution (including the payment of the special one-time cash dividend of $6.00 per share) would be completed in January 2004.

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 4, 2003, among Centex Corporation, Centex Construction Products, Inc. and ARG Merger Corporation.

2.2	Amended and Restated Distribution Agreement, dated as of November 4, 2003, between Centex Corporation and Centex Construction Products, Inc.

99.1	Form of Centex Construction Products, Inc. Stockholders’ Rights Plan

99.2	Press Release dated November 5, 2003, announcing an increase in the annual dividend of Centex Construction Products, Inc. and the expected timing of the completion of the Distribution.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2003	CENTEX CONSTRUCTION PRODUCTS, INC.

	By:	/s/ JAMES H. GRAASS

	Name: Title:	James H. Graass Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 4, 2003, among Centex Corporation, Centex Construction Products, Inc. and ARG Merger Corporation.

2.2	Amended and Restated Distribution Agreement, dated as of November 4, 2003, between Centex Corporation and Centex Construction Products, Inc.

99.1	Form of Centex Construction Products, Inc. Stockholders’ Rights Plan

99.2	Press Release dated November 5, 2003, announcing an increase in the annual dividend of Centex Construction Products, Inc. and the expected timing of the completion of the Distribution.